SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Advocat Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ADVOCAT INC.
277 Mallory Station Road, Suite 130
Franklin, Tennessee 37067

Dear Shareholder:

     You are cordially invited to attend the 2005 annual meeting of shareholders of Advocat Inc. (the “Company”), to be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Tuesday June 7, 2005, at 9:00 a.m. (Central Daylight Time).

     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation to L. Glynn Riddle, Jr., Chief Financial Officer of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

William R. Council, III
Chief Executive Officer

Franklin, Tennessee
April 29, 2005

ADVOCAT INC.
277 Mallory Station Road, Suite 130
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Advocat Inc.:

     The annual meeting of shareholders of Advocat Inc., a Delaware corporation (the “Company”), will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Tuesday June 7, 2005, at 9:00 a.m. (Central Daylight Time) for the following purposes:

     (1) To elect one (1) Class 2 director, to hold office for a three (3) year term and until his successor has been duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about April 29, 2005. Only shareholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. The Company’s board of directors urges all shareholders of record to exercise their right to vote at the annual meeting of shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.

     Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors,

L. Glynn Riddle, Jr., Secretary

Franklin, Tennessee
April 29, 2005

 i

ADVOCAT INC.
277 Mallory Station Road, Suite 130
Franklin, Tennessee 37067

PROXY STATEMENT

     The board of directors is soliciting proxies for this year’s annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.

     The board has set April 25, 2005 as the record date for the meeting. Shareholders who owned Advocat Inc. common stock on that date are entitled to receive notice of and vote at the meeting. On the record date there were 5,725,287 shares of Advocat common stock outstanding. Holders of the Company’s common stock are entitled to one vote per share owned of record. Cumulative voting is not permitted. The Company has 393,658 shares of Series B Redeemable Convertible Preferred Stock outstanding, but such preferred stock is not entitled to vote at the annual meeting of shareholders. The Company has the authority to issue additional shares of preferred stock in one or more series, although no series of preferred stock has been designated or issued.

     This proxy statement and enclosed proxy were initially mailed or delivered to shareholders on or about April 29, 2005. The Company’s Annual Report for the fiscal year ended December 31, 2004, is being concurrently mailed or delivered with this proxy statement to shareholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material.

     Why am I receiving this proxy statement and proxy form?

     You are receiving this proxy statement and proxy form because you own shares of Advocat common stock. This proxy statement describes issues on which you are entitled to vote.

     When you sign the proxy form you appoint L. Glynn Riddle, the Company’s Chief Financial Officer, as your representative at the meeting. Mr. Riddle will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.

     If your shares are not voted in person, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.

     Who is soliciting my proxy and who is paying the cost of the solicitation?

     The Company’s board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2005 annual meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Advocat common stock.

     What am I voting on?

     At the annual meeting you will be asked to vote on the election of a “Class 2 Director” to serve a three year term on the Company’s board of directors.

     Who is entitled to vote?

     Only shareholders who owned Advocat Inc. common stock as of the close of business on the record date, April 25, 2005, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.

     How do I vote?

     You may vote your shares either in person at the annual meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances if you did not receive a proxy form directly.

     Can I change my vote after I return my proxy form?

     Yes.

     You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Mr. Riddle, either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by Mr. Riddle at or prior to the annual meeting.

     What is the board’s recommendation and how will my shares be voted?

     The board recommends a vote FOR the election of the nominated “Class 2 Director” listed in this proxy statement. If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, Mr. Riddle, as the person named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Mr. Riddle will vote as recommended by the board of directors. If the board does not give a recommendation, Mr. Riddle will have discretion to vote as he thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.

     Will my shares be voted if I do not sign and return my proxy form?

     If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.

     How many votes are needed to hold the annual meeting?

     The Company currently has a total of 5,725,287 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

     What vote is required to elect directors?

     The nominee for director who receives the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Any other matters that may be properly submitted to the shareholders will be approved by the affirmative vote of a majority of votes cast of the shares of common stock represented by proxy and entitled to vote at the annual meeting.

     Can I vote on other matters or submit a proposal to be considered at the meeting?

     The Company has not received timely notice of any shareholder proposals to be considered at the annual meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The board of directors does not presently know of any other matters to be brought before the annual meeting.

     For shareholders seeking to include proposals in the proxy materials for the 2006 annual meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the Company no later than December 29, 2005. For shareholders seeking to present a proposal at the 2006 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal must be received by the Company no later than March 14, 2006.

     Are there any dissenters’ rights or appraisal rights with respect to any of proposals described in this proxy statement?

     There are no appraisal or similar rights of dissenters respecting the matters to be voted upon.

     How do I communicate with directors?

     Shareholders may send communications to the board or any of the directors by sending such communication addressed to the Board of Directors or any individual director c/o Advocat Inc. 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

     How much stock do the Company’s directors, executive officers, and principle shareholders own?

     Advocat is authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 25, 2005, there were 5,725,287 shares of common stock and 393,658 Shares of Series B Preferred Stock issued and outstanding. The following table shows, as of March 31, 2005, the amount of Advocat common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation”, below); (c) all of the Company’s directors and Named Executive Officers as a group and (d) all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Advocat common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067, except as listed in the footnotes to the table below.

	Shares Beneficially
	Owned (1)
Name	Number (1)	Percent(2)
Wallace E. Olson (3)	640,200	11.2%
Suite 604, 736 Georgia Avenue
Chattanooga, TN 37402

William R. Council, III (4)	50,000	*
William C. O’Neil, Jr. (5)	19,600	*
Raymond L. Tyler (6)	25,000	*
Richard M. Brame (7)	15,000	*
All directors and executive officers as a group (6 persons)(8)	749,800	12.9%

*	less than 1%

(1)	Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	The percentages shown are based on 5,725,287 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of April 25, 2005.

(3)	Mr. Olson’s shares include 1,300 shares owned jointly with his daughter and 638,900 owned by a partnership controlled by Mr. Olson.

(4)	Includes 50,000 shares purchasable upon exercise of an option at an exercise price of $0.35 per share issued under the Key Personnel Plan.

(5)	Includes 1,000, 1,000, 1,000, 1,000, 1,000, 1,000 and 13,600 shares purchasable upon exercise of options at exercise prices of $11.125, $7.125, $8.3125, $5.5625, $0.15, $1.0625 and $0.35 per share, respectively, issued under the Director Plan.

(6)	Includes 25,000 shares purchasable upon exercise of an option at an exercise price of $0.35 per share issued under the Key Personnel Plan.

(7)	Includes 15,000 shares purchasable upon exercise of an option at an exercise price of $0.23 per share issued under the Director Plan.

(8)	Includes 75,000 and 34,600 shares purchasable upon exercise of options issued under the Key Personnel Plan and the Director Plan, respectively.

PROPOSAL 1

ELECTION OF DIRECTORS

     How many directors are nominated?

     The Company’s certificate of incorporation provides that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the board of directors from time to time. The number of directors is currently set at four.

     The certificate of incorporation requires that the Company’s board of directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 3 directors are currently serving until the 2006 annual meeting, the Class 1 director is currently serving until the 2007 annual meeting and the Class 2 director, if reelected, will serve until the 2008 annual meeting. At each annual meeting of shareholders after the first annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified.

     What happens if a nominee refuses or is unable to stand for election?

     The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The board presently has no knowledge that the nominee will refuse, or be unable, to serve.

     Must director nominees attend our annual meeting?

     It is the Company’s policy that all of its directors attend the annual meeting if possible. Three of the four directors attended the 2004 annual meeting of shareholders. All nominees are expected to be in attendance at the 2005 meeting.

     Who is the board nominee?

     Information regarding the nominee is provided below, including name, age, principal occupation during the past five years, the year first elected as a director of Advocat and the expiration date of such director’s term. The Class 2 nominee for director is presently a director of the Company.

     The following director has been nominated to continue in office for a new term or until the election and qualification of his respective successors in office:

     Information About Class 2 Director Nominee — Current Term Ending 2005

		Director
Name of Director	Age	Since	Principal Occupation Last Five Years
Class 2 Director: Wallace E. Olson	58	March 2002	Chairman of the Board of Directors of the Company from October 2002 to present; Member of the Board of Directors of the Company since March 2002. He has been a private investor, managing his personal finances, since May 1996.

     Who are the Continuing Directors?

     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:

Information about Class 3 Continuing Directors — Current Term Ending 2006

		Director
Name of Director	Age	Since	Principal Occupation Last Five Years
Class 3 Directors: William R. Council, III	43	October 2002	Member of the Board of Directors of the Company; President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 2001 to December 2002; Chief Executive Officer and Vice President for Senior Counseling Group from November 1998 through January 2001; Senior Audit Manager at Arthur Andersen LLP from September 1990 to November 1998 and Audit Staff from January 1985 through September 1990. Mr. Council is a certified public accountant.

Richard M. Brame	51	December 2002	Member of the Board of Directors of the Company; Chief Manager of Regency Health Management, LLC from July 1999 to present; President of the General Partner of San Angelo Nursing Center, LP from October 2001 to March 2005; President of Ooltewah Investments, Inc. from 1992 to present.

Information About Class 1 Continuing Director — Current Term Ending 2007

		Director
Name of Nominee	Age	Since	Principal Occupation Last Five Years
William C. O’Neil	70	Inception	Member of the Board of Directors of the Company; Private Investor; Director of American HealthWays, a specialty health care service company; Director of Sigma Aldrich Corp., a manufacturer of research chemicals; Director of American HomePatient, Inc. a provider of home health care products and services.

     Is the board independent?

     Three of the Company’s current four directors, i.e., all of the non-management directors, are independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.

     What committees has the board established?

     The board of directors has established an audit committee and a compensation committee.

     The Company has determined not to establish a nominating committee. The entire board participates in the consideration of director nominees. The decision not to establish such a committee was made by the board based on the small size of the existing board of directors and the fact that three out of the four directors are independent. The entire board has adopted Corporate Governance Guidelines, which include guidelines on the composition, selection and performance of the board. The Company’s Corporate Governance Guidelines are posted on the Company’s website at www.irinfo.com/AVC. There is no separate nominating committee charter.

     The board believes that any nominee that it recommends for a position on the Company’s board of directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s shareholders. The board’s assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and skills such as understanding of long term health care, health care background and regulations and the perceived needs of the board at that point in time. The board may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the board will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.

     The board will review and evaluate the qualifications of any director candidates who have been recommended by shareholders of the Company in compliance with policies described above. Any shareholder submitting a recommendation for a director candidate must submit it to the secretary at the Company’s corporate headquarters not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The secretary of the Company will forward all recommendations to the board. The shareholder’s recommendation must include information about the shareholder making the recommendation and about the proposed director candidate. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.

     Audit Committee. The Company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent registered public accounting firm. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. The audit committee presently is composed of three directors: Mr. Olson, Mr. Brame and Mr. O’Neil. The Board of Directors in its business judgment, has determined that all members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under Nasdaq’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The Board has determined that Mr. Olson qualifies as an “audit committee financial expert” as described in Nasdaq Rule 4350(d)(2)(A). There were four meetings of the audit committee during 2004. The audit committee has adopted a written charter, a copy of which is posted on our web site at www.irinfo.com/AVC.

     Compensation Committee. The compensation committee presently is composed of three directors: Mr. Olson, Mr. Brame and Mr. O’Neil. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. During 2004, the compensation committee held one meeting.

     How often did the board of directors meet during 2004?

     During fiscal 2004, the board of directors held eleven meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.

     How are directors compensated?

     Directors who are not officers, employees or consultants of the Company (currently directors Brame, O’Neil and Olson) receive a director’s fee of $30,000 annually, $2,500 per board meeting attended and $1,000 per committee meeting attended (except when held on the same day as board meetings). The Chairmen of the Board and Audit Committee are paid $2,500 per meeting for serving as meeting chairperson. Such directors are also entitled to participate in the Company’s health care plan. Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.

     What is the board’s recommendation with respect to the election of the Class 2 Director?

     The board unanimously recommends a vote “FOR” the nominee listed above.

EXECUTIVE OFFICERS

     Who are the Company’s executive officers?

     The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2005.

Name of Officer	Age	Officer Since	Position with the Company
William R. Council, III	43	March 5, 2001	President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 5, 2001 to December 2002; Chief Executive Officer and Vice President for Senior Counseling Group from November 1998 through January 2001; Mr. Council is a certified public accountant.

Raymond L. Tyler	54	Oct. 18, 2002	Executive Vice President and Chief Operating Officer of the Company from December 2003 to present; Senior Vice President of Operations of the Company from October 2002 to December 2003; Vice President of Operations of the Company from January 2001 to October 2002; Senior Vice President Northeast Region at Vencor, Inc. from 2000 to 2001; Executive Vice President and Chief Operations Officer at Wesley Health Services from 1999 to 2000; President and Chief Executive Officer at Hunter Care Centers from 1993 to 1999.

L. Glynn Riddle, Jr.	45	Dec. 9, 2002	Executive Vice President, Chief Financial Officer and Secretary of the Company from December 2002 to present; Controller of the Company’s Assisted Living Division from February 2002 to December 2002; Vice President of Finance at ENVOY Corporation from 1998 to 2001; Senior Vice President and Controller at Comdata Corporation from 1992 to 1998.

EXECUTIVE COMPENSATION

     The following section describes the compensation that the Company pays its chief executive officer and the persons who, at December 31, 2004, were the other three most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”). This section includes:

•	a report of the Company’s compensation committee on executive compensation;

•	a detailed table showing compensation of the Named Executive Officers for the last three years; and

•	information about stock options and other benefits.

     How much compensation did the Company pay the Named Executive Officers during 2004?

     The following table sets forth the compensation for the services in all capacities to the Company for the three fiscal years ended December 31, 2004, of the individual who served as the Company’s chief executive officer during the 2004 fiscal year and of the other individuals who served the Company as executive officers as of the end of the 2004 fiscal year or during the 2004 fiscal year and met the reporting requirements.

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
				Other	Restricted	Securities
Name and Principal				Annual	Stock	Underlying	LTIP	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Awards($)	Options/SARs(#)	Payouts ($)	Compensation($)(2)
William R. Council, III(1) (2)	2004	335,000	167,644	27,646	—	—	—	322
President and	2003	275,000	—	38,500	—	—	—	—
Chief Executive Officer	2002	185,216	—	—	—	—	—	—

Raymond L. Tyler, Jr.(1) (2)	2004	250,000	62,644	20,692	—	—	—	502
Executive Vice President and Chief	2003	225,000	—	30,807	—	—	—	269
Operating Officer	2002	203,657	—	—	—	—	—	765

L. Glynn Riddle, Jr.(1)(2)(3)	2004	170,000	60,126	14,031	—	—	—	333
Executive Vice President and	2003	140,000	—	19,600	—	—	—	198
Chief Financial Officer	2002	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Includes contributions under the Company’s Executive Incentive Retirement Plan.

(2)	Includes matching contributions under the Company’s 401(k) plan.

(3)	Mr. Riddle became an executive officer in December of 2002.

     How many options did the Company issue to the Named Executive Officers in 2004 and under what terms?

     The Company did not issue any options to the Named Executive Officers during the year ended December 31, 2004.

     How many stock options did the Named Executive Officers Exercise in 2004 and what was the value of those stock options?

     The table below provides information as to exercise of options by the Named Executive Officers during the fiscal year 2004 under the option plans and the year-end value of unexercised options. There were no exercises of Company stock options by the Named Executive Officers in 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

Number of
	Securities		Number of Underlying		Value of Unexercised In-the-
	Underlying		Unexercised Options/SARs At		Money Option/SARs at Fiscal
	Options	Value	Fiscal Year-End		Year-end($)(1)
Name	Exercised(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William R. Council, III	-0-	$-0-	50,000	-0-	$232,000	$-0-
Raymond L. Tyler, Jr.	-0-	-0-	25,000	-0-	116,000	-0-
L. Glynn Riddle, Jr.	-0-	-0-	-0-	-0-	-0-	-0-

(1) Options are classified as “in-the-money” if the market value of the underlying common stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $4.99, the per-share market value of the underlying common stock as of December 31, 2004. Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of options will be based on the per-share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

     What equity compensation plans does the Company have in place?

     The following table provides information about the Company’s equity compensation plans in effect at December 31, 2004, aggregated for two categories of plans: those approved by shareholders and those not approved by shareholders.

Equity Compensation Plan Information

Number of securities
	Number of securities to		remaining available for
	be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants and	outstanding options,	(excluding securities
Plan category	rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	188,000	$2.31	-0-

Equity compensation plans not approved by security holders	—	—	—

Total	188,000	$2.31	-0-

     Is the Company a party to any key employment agreements or advisor agreements?

     Yes. Effective March 28, 2003, the Company entered into an amended and restated employment agreement with Mr. Council (the “Council Employment Agreement”) to serve as Chief Executive Officer of the Company. The Council Employment Agreement had an initial term of two years. Thereafter, the Council Employment Agreement renews automatically for one-year periods unless 30 days notice is given by either the Company or the employee. The Council Employment Agreement provides for a base salary of $275,000, subject to change by the Company’s compensation committee.

     The employment agreement with Mr. Council may be terminated by the Company without cause at any time and by the employee as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew his employment agreement, Mr. Council is entitled to receive a lump sum severance payment in an amount equal to 30 months of his monthly base salary. Furthermore, upon such termination, Mr. Council may elect to require the Company to repurchase options granted under the Key Personnel Plan for a purchase price equal to the difference between the fair market value of the common stock at the date of termination and the stated option exercise price, provided that such fair market value is above the stated option price. In the event the employment agreement is terminated earlier by the Company for cause (as defined therein), or by Mr. Council other than upon a constructive discharge or a change in control, Mr. Council will not be entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of the employee upon a constructive discharge or upon a change in control, Mr. Council is prohibited from competing with the Company for 12 months.

     Does the Company have a code of ethics for executive officers?

     The Company has a code of ethics for our executive officers. A copy of the code of ethics can be found on the Company’s website at www.irinfo.com/AVC.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

     Decisions on compensation of the Company’s senior executives, except for decisions related to awards under the Company’s Director Plan, are made by the compensation committee of the Company’s Board of Directors. Each member of the compensation committee is a non-employee director. It is the responsibility of the compensation committee to assure the Board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company’s shareholders and the Company. Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by directors Olson, Brame and O’Neil in their capacity as the compensation committee.

     What is the compensation policy of the compensation committee?

     The Company believes that the executive compensation program should align the interests of shareholders and executives. The Company’s primary objective is to provide high quality patient care while maximizing shareholder value. The compensation committee seeks to forge a strong link between the Company’s strategic business goals and its compensation goals.

     The Company’s executive compensation program is consistent with the Company’s overall philosophy for all management levels. The Company believes that the more employees are aligned with the Company’s strategic objectives, as stated below, the greater the Company’s success on both a short-term and long-term basis.

     How are the Company’s executive officers compensated?

     The Company’s executive compensation program has been designed to support the overall Company strategy and objective of creating shareholder value by:

•	Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”

•	Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

•	Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.

     The Company’s strategic goals are:

•	Profitability: To maximize financial returns to its shareholders, in the context of providing high quality service.

•	Quality: To achieve leadership in the provision of relevant and high quality health services.

•	Stability: To be a desirable employer and a responsible corporate citizen.

     When the Company or the individual business units meet or exceed their respective annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are intended to be market competitive with similar U.S. public health care companies having similar revenues.

Base Salary

     The base salaries of the Company’s executives are listed in the Summary Compensation Table in this proxy statement and are evaluated annually. In evaluating appropriate pay levels and salary increases for Company executives, the compensation committee considers achievement of the Company’s strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the compensation committee reviews compensation practices of peer companies, as determined from information gathered by the Company from an independent compensation consulting firm and other outside sources.

Annual Incentives

     Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive’s area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. At least 60% of the available bonus percentage for each executive is tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors. The remaining 40% of the available bonus percentage for each executive is tied to other quantitative and qualitative measures.

     Company executives may earn a bonus of up to 50% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance against these goals is determined on an arithmetic scale with the pre-established weighting. The amount of the bonus paid to each named executive officer for 2004 is reflected in the Executive Compensation Table above.

Long-Term Incentives

     The Company’s long-term incentive compensation program has historically consisted of nonqualified stock options, which are related to improvement in long-term shareholder value. Stock option grants provide an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit the Company and long-term shareholders.

     The option grants to executive officers offer the right to purchase shares of common stock at their fair market value on the date of the grant. These options will have value only if the Company’s stock price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the Company. The Company sought shareholder approval of an increase in the number of shares available under its Key Personnel Plan at its 2001 annual meeting. The shareholders did not approve the amendment. In accordance with its terms, the Key Personnel Plan expired in May 2004. Accordingly, no further grants can be made under this plan.

     It is likely that in the future the Compensation Committee will review the Company’s stock options and recommend to the Board that it adopt a new stock option plan, but no decision has been made at this time.

     No options were granted under the Key Personnel Plan in 2003 or 2004.

     During 2004, what was the compensation paid to the Company’s chief executive officer?

     Securities and Exchange Commission regulations require corporate compensation committees to disclose the bases for the compensation of a corporation’s chief executive officer relative to such corporation’s performance.

     Mr. Council, the Company’s Chief Executive Officer, is eligible to participate in the same executive compensation plans that are available to the other senior executive officers,

which plans are described above. The compensation committee’s general approach in setting Mr. Council’s annual compensation is derived from the same considerations described above, namely, to be competitive with the compensation plans of other U.S. public health care corporations of similar size while having a large percentage of his annual incentive compensation based upon specific, corporate-wide operating performance criteria.

     Mr. Council has an employment agreement with the Company, which is described under Employment Agreements. The compensation committee and the board of directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to Advocat as well as provide a compensation level and structure necessary to obtain an executive with Mr. Council’s experience and credentials. Mr. Council’s employment agreement provided for an annual salary of $275,000 in 2003. Effective January 1, 2005, Mr. Council’s salary was increased to $375,000 by the Company’s compensation committee. In fiscal year 2004, Mr. Council was paid a bonus of $167,644.

     Does the Company anticipate special tax consequences resulting from paying any of its executive officers in excess of $1,000,000?

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1.0 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1.0 million in 2005, and, accordingly, to date the Company has not adopted a policy in this regard.

     Who are the members of the compensation committee?

     The compensation committee consists of Mr. Olson, Mr. Brame and Mr. O’Neil

     What is the purpose of this compensation committee report?

     The above compensation committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of Advocat.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company’s compensation committee currently consists of directors Olson, Brame and O’Neil. No interlocking relationship exists between the members of the Company’s Board of Directors or compensation committee and the board of directors or compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     What is the Company’s relationship with Counsel Corporation?

     Advocat was organized in 1994 with the transfer of the long-term care business of Counsel Corporation (“Counsel”) and Diversicare Inc. (“Diversicare”) to the Company. In an initial public offering on May 10, 1994 (the “Offering”), 100% of the Company’s common stock was sold to the public. Following the Offering, neither Counsel nor Diversicare retained any ownership interest in the Company. Various agreements among the parties (the “Transfer Agreements”) governed the Offering and the transfer of certain assets of Counsel and Diversicare to the Company. The Transfer Agreements and certain subsequent agreements and amendments continue to govern various other matters between the Company and Counsel.

     Pursuant to the Transfer Agreements, the Company received the outstanding capital stock of a Counsel subsidiary that held the general partnership interest in a nursing home partnership managed by Advocat and leasehold interests in all of the nursing homes and retirement centers then owned or leased by Counsel. Following the sale of DCMS and the expiration of leases for facilities in the United States, the Company no longer leases any facilities from Counsel. Lease expense related to the facilities leased from Counsel totaled $590,000 for the year ended December 31, 2004.

     Pursuant to the Transfer Agreements, Advocat received a management agreement covering seven Canadian facilities affiliated with Counsel. The management agreement was for a term of 10 years through April 2004, with base management fees equal to $1,000,000 Canadian (approximately $773,000 U.S. at the December 31, 2003 exchange rate) per year and an additional incentive management fee equal to 11.8% of net operating income as defined. Management fees generated under this contract in 2004 through the date of the sale of DCMS were approximately $297,000.

     DCMS managed two facilities owned by Diversicare VI, an affiliate of Diversicare, pursuant to a Management and Guaranteed Return Loan Agreement dated as of November 30, 1985, as amended (the “Guaranteed Return Loan Agreement”), which expires on December 31, 2005. In connection with the Guaranteed Return Loan Agreement, DCMS loaned Diversicare VI approximately $800,000 to repay indebtedness to Counsel and, additionally, $750,000 to make expansions and improvements upon the two managed facilities. These loans were secured by second, third and fourth mortgage security interests in the assets of Diversicare VI. As noted above, DCMS was sold in May, 2004.

     Under the Guaranteed Return Loan Agreement, DCMS was entitled to receive a management incentive fee through the Guarantee Period based on Diversicare VI’s distributable cash and proceeds of sales or refinancings, net of various expenses and distributions. Pursuant to an Agreement with DCMS dated February 6, 1995, Counsel was entitled to receive 50% of DCMS’s incentive management fees payable under the Guaranteed Return Loan Agreement after payment to DCMS of $107,000 Canadian (approximately $83,000 U.S.) per year. The Guaranteed Return Loan Agreement generated revenues to DCMS for the year ended December 31, 2004 of approximately $225,000, including management incentive fees.

     Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?

     Advocat has a policy that any transactions between Advocat and its officers, directors and affiliates will be on terms as favorable to Advocat as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the board.

AUDIT COMMITTEE REPORT

     The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Advocat. Among other things, the audit committee reviews and discusses with management and with Advocat’s independent auditors the results of the year-end audit of Advocat, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors, qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the NASD’s listing standards. The board has adopted a written charter of the audit committee, which was included as an annex to last year’s proxy statement.

     As set forth in the audit committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity and generally accepted accounting principles.

     In connection with its review of Advocat’s audited financial statements for the fiscal year ended December 31, 2004, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from BDO Seidman, LLP (“BDO”) required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and discussed with BDO their independence from Advocat. The audit committee has determined that the provision of non-audit services rendered by BDO to Advocat is compatible with maintaining the independence of BDO from Advocat, but the audit committee will periodically review the non-audit services rendered by BDO.

     The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Advocat’s board of directors that the audited financial statements be included in Advocat’s annual report on Form 10-K for its fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

     Who are the members of the audit committee?

     The members of the audit committee are Mr. O’Neil, Mr. Brame, and Mr. Olson.

COMPANY PERFORMANCE

     How has the Company’s stock performed in comparison to the S&P SmallCap 600 Index and a peer group index?

     The graph below compares the cumulative total return of the Company with that of the S&P SmallCap 600 Index and a peer group index for the last five years. Cumulative return assumes $100 invested in the Company or respective index on December 31, 1999 with dividend reinvestment through December 31, 2004. The peer group includes Beverly Enterprises, Inc.; Manor Care, Inc.; National HealthCare Corporation; NeighborCare, Inc. and Sun Healthcare Group, Inc.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Who is the Company’s independent registered public accounting firm?

     The Company’s audit committee has selected BDO Seidman, LLP (“BDO”) as the Company’ principal independent registered public accounting firm (“independent auditors”) for the 2005 fiscal year. BDO has served as the Company’s independent auditors since the 2002 fiscal year. Representatives from BDO are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. BDO representatives are expected to be available to respond to appropriate questions.

FEES TO BDO SEIDMAN, LLP

     What fees were paid to the Company’s independent auditors during fiscal 2004?

For the fiscal years ended December 31, 2004 and 2003, the total fees paid to our auditors, BDO, were as follows:

	2004	2003
Audit Fees(1)	$259,000	$432,000
Audit-Related Fees(2)	8,000	8,000
Tax Fees(3)	69,000	69,000
All Other Fees(4)	29,000	—

Total Fees for Services Provided	$365,000	$509,000

(1)	Audit Fees billed include fees billed for professional services rendered in connection with the audit of the Company’s financial statements. The 2003 Audit Fees also include fees billed for the re-audit of the Company’s 2001 financial statements in conjunction with the reclassification of DCMS as a discontinued operation. The 2004 and 2003 Audit fees also include fees charged for the review of the Company’s quarterly financial statements.

(2)	Audit Related Fees consist of audits of the Company’s savings plan and trust and assistance with and the review of documents filed with the SEC.

(3)	Tax Fees include those charged for tax advice, planning and compliance.

(4)	Other services rendered by BDO during the fiscal year ended December 31, 2004, included work related to the sale of DCMS.

     All the services described above were approved by our audit committee. In accordance with the charter of our audit committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

PROXY	ADVOCAT INC.	PROXY

Annual Meeting of Shareholders, June 7, 2005

This Proxy is Solicited by the Board of Directors

     The undersigned hereby appoints L. Glynn Riddle, Jr. as proxy, with power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Advocat Inc., to be held on June 7, 2005, at 9:00 a.m. Central Daylight Time, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)	ELECTION OF CLASS 2 DIRECTOR

☐	FOR the nominee listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for nominee listed below

WALLACE E. OLSON

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

(2)	In their discretion, on such other matters as may properly come before the meeting.

☐ FOR DISCRETION                  ☐ AGAINST DISCRETION                 ☐ ABSTAIN

(Continued on reverse side)

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEE IN THE ELECTION OF CLASS 2 DIRECTOR AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2005
Dated:	, 2005

Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

ADVOCAT INC.

277 Mallory Station Road, Suite 130
Franklin, Tennessee 37067